UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

SHFL entertainment, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6650 El Camino Road, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On November 19, 2013, SHFL entertainment, Inc. (“SHFL” or the “Company”) held a special meeting of its shareholders to, among other things, consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 15, 2013 (the “Merger Agreement”), by and among SHFL, Bally Technologies, Inc., a Nevada corporation (“Bally”), and Manhattan Merger Corp., a Minnesota corporation and an indirect wholly owned subsidiary of Bally (“Merger Sub”) providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. At that special meeting, the Company’s shareholders voted to approve the Merger Agreement. The Company’s shareholders also voted to approve, by a non-binding advisory vote, specified compensation arrangements that may be payable to the Company’s named executive officers in connection with the consummation of the Merger. The Company’s shareholders also voted to approve the adjournment of the special meeting, if necessary or appropriate in the view of the Company’s board of directors, to solicit additional proxies if there were not sufficient votes at the time of the special meeting to adopt the Merger Agreement, but such adjournment was deemed unnecessary. Shareholders owning a total of 45,318,141 shares voted at the special meeting, representing approximately 80% of the shares of the Company’s common stock outstanding as of the record date for the special meeting.

The final voting results for each matter submitted to a vote of the Company’s shareholders at the special meeting are as follows:

Proposal 1: Adoption of the Merger Agreement.

For	Against	Abstain
44,118,036	519,278	680,827

Proposal 2: Advisory Vote Regarding Merger-Related Compensation.

For	Against	Abstain
41,979,746	980,988	2,357,407

Proposal 3: Adjournment or Postponement of the Special Meeting.

For	Against	Abstain
42,329,806	2,963,230	25,105

Item 8.01.	Other Events.

On November 19, 2013, the Company issued a press release announcing the results of the shareholder votes at the special meeting, a copy of which is attached hereto as an exhibit and incorporated in its entirety herein by reference.

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may”, “will”, “should”, “expect”, “anticipate”, “plan”, “likely”, “believe”, “estimate”, “project”, “intend” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the Merger are not satisfied (including the risk that regulatory approvals required for the Merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the Merger; (3) uncertainties as to the timing of the consummation of the Merger and the ability of each of the Company and Bally to consummate the Merger; (4) risks that the proposed transaction disrupts the current plans and operations of the Company; (5) the ability of the Company to retain and hire key personnel; (6) competitive responses to the proposed Merger; (7) unexpected costs, charges or expenses resulting from the Merger; (8) the failure by Bally to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the Merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K for the year ended October 31, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission including the Form 10-Q for the quarter ended January 31, 2013, the Form 10-Q for the quarter ended April 30, 2013 and the Form 10-Q for the quarter ended July 31, 2013. The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of SHFL entertainment, Inc., dated November 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHFL entertainment, Inc.

Date: November 19, 2013	By:	/S/ KATHRYN S. LEVER
Kathryn S. Lever Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of SHFL entertainment, Inc., dated November 19, 2013